 EXHIBIT 2.1

AMENDED CERTIFICATE OF INCORPORATION

WHEREAS, the Amended Certificate of Incorporation of

GEM INDUSTRIES GROUP INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.

Filed in the city of Oklahoma City this 13th day of December, 2023. Secretary of State

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FILED - Oklahoma Secretary of State #1913436532 12/13/2023

OKLAHOMA Secretary of State Electronic Filing

Amended Certificate of Incorporation

Document Number 63132200002 Submit	Date -12/13/2023

The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1076 of the Oklahoma General Corporation Act, hereby certifies:

The name of the corporation is:

GEM INDUSTRIES GROUP INC.

The name of the registered agent and the street address of the registered office in the State of Oklahoma is:

DAWN BLEVINS

7394 MCRAYINS WAY

LEXINGTON, OK 73051 USA

The date on which the amendment is to be effective, if it is to be effective after the filing date:

The duration of the corporation is: Perpetual

The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

Stock Type:	Series:

Common (Voting) Number of Shares:	Par Value Per Share:
100000	$0.01000

Additional amendments to the Certificate of Incorporation are:

Increase authorized common stock shares from 100,000 to 200,000,000

Change the par value from $.01 to $.0001

IT IS FURTHER CERTIFIED that this corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of December, 2023 by:

I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.

Signature:	Title:
/s/DAVID WISE	DIRECTOR

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